Exhibit 99.01

H/Cell Energy Reports FY2017 First Quarter Results

Flemington, NJ, May 22, 2017 (GLOBE NEWSWIRE) — H/Cell Energy Corporation (OTCQB-HCCC) (“HCCC”), a company that designs and implements clean energy solutions featuring hydrogen energy systems, has announced financial results for the first fiscal quarter ended March 31, 2017.

In the first quarter, HCCC reported revenue of $1,866,845 and a net loss of $56,124 or $0.01 per diluted share, which includes the retrospective application of common control financials.

Andrew Hidalgo, CEO of HCCC, commented, “As we are in our early stages of growth, HCCC is pleased to report record revenue growth. HCCC would have posted a positive net income had it not been for certain accounting pronouncements, which required HCCC to consolidate financials along with The Pride Group for the same reporting period, since The Pride Group was a common control acquisition. Although the acquisition of The Pride Group was concluded on January 31, 2017, HCCC had to account for their entire financial month of January 2017, even though HCCC did not own The Pride Group during that time. We see a very positive outlook ahead. At March 31, 2017, our bid list was approximately $6.5 million and our work in progress backlog was approximately $1.6 million. HCCC will continue to focus on organic growth as well as identifying strategic acquisitions in the months ahead.”

About H/Cell Energy Corporation:

H/Cell Energy Corporation is a systems integrator that focuses on the design and implementation of clean energy solutions including solar, battery technology and hydrogen energy systems. The company serves the residential, commercial and government sectors. Please visit our website at www.hcellenergy.com for more information.

Forward Looking Statements:

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on current expectations and actual results could differ materially. H/Cell Energy Corporation does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

H/Cell Energy Corporation

Investor Relations

908-837-9097 x-2

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)	(as restated)
ASSETS
Current assets:
Cash and cash equivalents	$346,893	$537,867
Accounts receivable ( net retention)	1,521,592	650,886
Prepaid expenses	7,425	14,168
Costs in excess of billings	80,826	91,904
Total current assets	1,956,736	1,294,825

Property and equipment, net	106,603	99,816
Security deposits and other non-current assets	8,718	8,497

Total assets	$2,072,057	$1,403,138

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,394,199	$713,237
Billings in excess of costs	104,718	83,538
Sales tax payable	120,617	114,085
Total current liabilities	1,619,534	910,860

Commitments and Contingencies

Stockholders’ Equity
Common Stock - $0.0001 par value; 25,000,000 shares authorized; 6,941,579 and 3,131,579 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	694	313
Preferred Stock - $0.0001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Additional paid-in capital	1,288,041	1,283,422
Accumulated deficit	(796,775)	(740,651)
Accumulated other comprehensive loss	(39,437)	(50,806)
Total stockholders’ equity	452,523	492,278

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,072,057	$1,403,138

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - OTHER COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended March 31,
	2017	2016

Revenue
Construction income	$1,850,755	$1,216,004
Related party	16,090	-

Total revenue	1,866,845	1,216,004

Cost of goods sold
Direct costs	1,413,820	914,262
Related party	15,905	-

Total cost of goods sold	1,429,725	914,262

Gross profit	437,120	301,742

Operating expenses
Research and development	-	2,000
General and administrative expenses	493,244	953,495

Total operating expenses	493,244	955,495

Loss from operations	(56,124)	(653,753)
Income tax provision (benefit)	-	-

Net loss	$(56,124)	$(653,753)

Other comprehensive loss, net

Change in foreign currency translation adjustment	11,369	11,268

Comprehensive loss	$(44,755)	$(642,485)

Loss per share
Basic	$(0.01)	$(0.27)

Weighted average common shares outstanding
Basic	5,657,309	2,432,749